Exhibit 5.1

16 March 2016

Matter No.:821535

Doc Ref: 102453149v1

Hutchison China MediTech Limited Room 2108, 21/F, Hutchison House 10 Harcourt Road Hong Kong

Dear Sirs,

Hutchison China MediTech Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with (i) a registration statement on form F-1 (Registration No. 333-207447) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 16 October 2015 (the “Initial Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), including all amendments or supplements thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 3,521,126 ordinary shares, par value US$1.00 each of the Company (the “Ordinary Shares”) and (ii) a registration statement on form F-1 to be filed with the Commission on or about 16 March 2016 (the “462(b) Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration pursuant to Rule 462(b) under the Securities Act of up to an additional 791,374 Ordinary Shares.

For the purposes of giving this opinion, we have examined a copy of the Initial Registration Statement and the 462(b) Registration Statement. We have also reviewed the memorandum of association adopted on 18 December 2000 and amended on 28 July 2005 pursuant to a copy of the extract of sole shareholder’s resolution dated 28 July 2005, the amended and restated articles of association of the Company adopted on 9 May 2008, each certified by a director of the Company on 5 November 2015, the extract of the minutes of a meeting of the board of directors of the Company held on 27 July 2015 and the extract of the minutes of the extraordinary general meeting of the Company held on 10 November 2015 (together, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 10 March 2016 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Initial Registration Statement, the 462(b) Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (f) the validity and binding effect under the laws of the United States of America of the Initial Registration Statement and the 462(b) Registration Statement and that the 462(b) Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                          When issued and paid for as contemplated by the Initial Registration Statement and the 462(b) Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” in the Initial Registration Statement forming a part of the 462(b) Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman